UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 13, 2007

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Stock Option/Restricted Stock Grants to Named Executive Officers

On April 13, 2007, the Compensation and Nominating Committee of Carmike Cinemas, Inc. (the “Company”) approved the grant of an aggregate of (i) 260,000 stock options and (ii) 40,000 shares of restricted stock to the Company’s named executive officers, other than Mr. Rhead. Each of Messrs. Patrick, Hare, Van Noy and Champion received 40,000 stock options at an exercise price of $25.95 per share, the fair market value on the grant date. One-third of these stock options will vest upon an increase in the trading price, for 20 consecutive trading days, of the Company’s common stock equal to 25%, 30%, and 35%, respectively, above the grant price. Each of Messrs. Patrick, Hare, Van Noy and Champion received 10,000 shares of restricted stock. These shares will vest on the third anniversary of the grant date.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Form of Employee Stock Option Agreement pursuant to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: April 19, 2007	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Form of Employee Stock Option Agreement pursuant to the Carmike Cinemas, Inc. 2004 Incentive Stock Plan